UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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CARVANA CO.
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Explanatory Note
The following information is being filed to amend and supplement the definitive proxy statement filed on Schedule 14A on March 14, 2019. We have revised the Beneficial Ownership table to include a shareholder inadvertently omitted from the original filing. The revised table is set forth below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of February 27, 2019, by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock,

•	each of our named executive officers,

•	each of our directors, and

•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, it is our understanding that the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options, Class B Units, or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of February 27, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based the percentage ownership of our Class A common stock on 41,201,324 shares of our common stock outstanding as of February 27, 2019, and have based the percentage ownership of our Class B common stock on 104,336,303 shares as of the same date. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Carvana Co., 1930 W Rio Salado Pkwy, Tempe, AZ 85281.

	SHARES BENEFICIALLY OWNED
	CLASS A COMMON STOCK(1)			CLASS B COMMON STOCK(1)
NAME OF BENEFICIAL OWNER	SHARES		%	SHARES		%	VOTING %
Ernest C. Garcia II c/o Verde Investments, Inc.	1,578,208	(2)	4%	87,701,897	(3)	84%	91%
CVAN Holdings, LLC; Delaware Life Holdings Parent, LLC; Delaware Life Holdings Parent II, LLC; Delaware Life Holdings Manager, LLC; Mark Walter	500,000	(4)	1%	12,795,376	(4)	12%	1%
Spruce House Investment Management LLC; Spruce House Capital LLC; Spruce House Partnership LP; Zachary Sternberg; Benjamin Stein	5,600,000	(5)	14%	—		—%	*
Melvin Capital Management LP; Melvin Capital Master Fund Ltd	3,725,000	(6)	9%	—		—%	*
FMR LLC	3,591,784	(7)	9%	—		—%	*
The Vanguard Group	2,954,186	(8)	7%	—		—%	*
Nantahala Capital Management, LLC; Wilmot B. Harkey; Daniel Mack	2,329,714	(9)	5%	—		—%	*
CAS Investment Partners, LLC; Sosin Partners, L.P.; Clifford Sosin	2,194,504	(10)	5%	—		—%	*
Blackrock, Inc.	2,104,793	(11)	5%	—		—%	*
Executive Officers and Directors
Ernest Garcia, III	93,060	(12)	*	15,616,526	(13)	15%	16%
Mark Jenkins	876,676	(14)	2%	—		—%	*
Benjamin Huston	916,676	(15)	2%	—		—%	*
Daniel Gill	468,253	(16)	1%	—		—%	*
Ryan Keeton	417,269	(17)	1%	—		—%	*
Ira Platt	173,786	(18)	*	130,612		*	*
Gregory Sullivan	20,619	(19)	*	—		—%	*
Dan Quayle	20,619	(19)	*	—		—%	*
Michael Maroone	71,619	(20)	*	—		—%	*
All executive officers and directors (10 individuals)	3,203,895	(21)	8%	15,747,138		15%	16%

(1)
Each share of Class A common stock entitles the registered holder thereof to one vote on all matters presented to stockholders for a vote generally, including the election of directors. Each share of our Class B common stock held by the Garcia Parties entitles its holder to ten votes on all matters to be voted on by stockholders generally, including the election of directors, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock). Each other share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally, including the election of directors. The Class A common stock and Class B common stock vote as a single class on all matters except as required by law or the certificate of incorporation. A “*” indicates percentages of less than 1%.

(2)
This number includes 1,464,517 shares of our Class A common stock that Mr. Garcia II purchased through Verde Investments, Inc. (“Verde”), of which Mr. Garcia II is the 100% owner. This number also includes 13,691 shares of our Class A common stock owned by the Ernest Irrevocable 2004 Trust III and 100,000 shares of our Class A common stock owned by the Ernest C. Garcia III Multi-Generational Trust III. While Ernest Garcia II is the investment trustee over Ernest C. Garcia III Multi-Generational Trust III, the trust is irrevocable and he is not a beneficiary. While Ernest Garcia II and Ernest Garcia III are the joint investment trustees over Ernest Irrevocable 2004 Trust III, the trust is irrevocable and Mr. Garcia II is not a beneficiary. Mr. Garcia III is the sole beneficiary of the Ernest Irrevocable 2004 Trust III and Mr. Garcia III and his children are the beneficiaries of the Ernest C. Garcia III Multi-Generational Trust III. This information is based on the Form 4 filed with the SEC by Mr. Garcia II on February 27, 2019. Verde’s and Mr. Garcia II’s address is 1720 W. Rio Salado Parkway, Suite A, Tempe, AZ 85281.

(3)
This number includes 52,937,458 shares of Class B common stock owned directly by Mr. Garcia II; 8,000,000 shares of Class B common stock owned by ECG III SPE, of which Mr. Garcia II is the 100% owner; 2,860,439 shares of Class B common stock owned by DriveTime Sales and Finance Company LLC. Mr. Garcia II is the chairman of the board of directors and largest stockholder of DriveTime, of which DriveTime Sales and Finance Company LLC is a wholly owned subsidiary. This number also includes 11,952,000 shares of Class B common stock owned by the Ernest Irrevocable 2004 Trust III, of which Mr. Garcia III is the sole beneficiary, and 11,952,000 shares of Class B common stock owned by the Ernest C. Garcia III Multi-Generational Trust III, of which Mr. Garcia III is a beneficiary together with his children. While Ernest Garcia II is the investment trustee over Ernest C. Garcia III Multi-Generational Trust III, the trust is irrevocable and he is not a beneficiary. While Ernest Garcia II and Ernest Garcia III are the joint investment trustees over Ernest Irrevocable 2004 Trust III, the trust is irrevocable and Mr. Garcia II is not a beneficiary. These shares of Class B common stock together with the corresponding LLC Units may be exchanged for 87,701,897 shares of Class A common stock. These shares of Class A common stock represent approximately 58% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time. This information is based on the Form 4 filed with the SEC by Mr. Garcia II on February 27, 2019. Verde’s, ECG III SPE’s, and Mr. Garcia II’s address is 1720 W. Rio Salado Parkway, Suite A, Tempe, AZ 85281.

(4)
CVAN Holdings, LLC; Delaware Life Holdings Parent, LLC; Delaware Life Holdings Parent II, LLC; Delaware Life Holdings Manager, LLC; and Mark Walter report shared voting and dispositive power of 500,000 shares of Class A common stock and 12,795,376 shares of Class B common stock. CVAN Holdings, LLC directly holds the Class A common stock and Class B common stock. CVAN Holdings, LLC is a wholly-owned subsidiary of Delaware Life Holdings Parent, LLC (“Parent I”). Parent I is a wholly-owned subsidiary of Delaware Life Holdings Parent II, LLC (“Parent II”). Each of Parent I and Parent II is managed by Delaware Life Holdings Manager, LLC (“Manager”) and each of Parent II and Manager is controlled by Mr. Mark Walter (“Mr. Walter”). Each of Parent I, Parent II, Manager and Mr. Walter may be deemed to indirectly share voting and dispositive power over the securities held directly by CVAN Holdings, LLC, and as a result, may be deemed to have or share beneficial ownership of the securities held directly by CVAN Holdings, LLC. These shares of Class B common stock together with the corresponding LLC Units may be exchanged for 12,795,376 shares of Class A common stock. These shares of Class A common stock represent approximately 8% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time. This information is based on the Schedule 13G/A filed with the SEC on May 4, 2018. The address for each of these reporting persons is 227 W Monroe Suite 4800, Chicago, IL 60606.

(5)
Spruce House Investment Management LLC; Spruce House Capital LLC; Spruce House Partnership LP; Zachary Sternberg and Benjamin Stein report shared voting and dispositive power of 5,500,000 shares of Class A common stock. Zachary Sternberg and Benjamin Stein each report sole voting and dispositive power of 50,000 shares of Class A common stock. Spruce House Partnership LP holds the 5,500,000 shares with shared voting and dispositive power and Spruce House Capital LLC serves as the general partner and Spruce House Investment Management LLC serves as the investment manager. Zachary Sternberg and Benjamin Stein each serve as a managing member of the Spruce House Capital LLC and the Spruce House Investment Management LLC. This information is based on the Schedule 13G/A filed with the SEC on February 14, 2019. The address for each of these reporting persons is 435 Hudson Street, 8th Floor New York, NY 10014.

(6)
Melvin Capital Management LP is the investment manager of Melvin Capital Master Fund Ltd. Melvin Capital Management LP reports shared voting and dispositive power of 3,725,000 shares of Class A common stock. The number of shares reported above consists of 1,606,827 shares of Class A common stock and call options exercisable into 861,600 shares of Class A common stock held by Melvin Capital Master Fund Ltd; 300,909 shares of Class A common stock and call options exercisable into 161,200 shares of Class A common stock held by Melvin Capital Onshore LP; and 517,264 shares of Class A common stock and call options exercisable into 277,200 shares of Class A common stock held by one or more managed accounts. Melvin Capital Management LP, as the investment manager to these funds and accounts, may be deemed to beneficially own the 2,425,000 shares of Common Stock and the call options exercisable into 1,300,000 shares of Class A common stock held by them. This information is based on the Schedule 13G/A filed with the SEC on February 15, 2019. The address for each of these reporting persons is 527 Madison Avenue, 25th Floor, New York, NY 10022.

(7)
FMR LLC reports sole power to dispose or direct the disposition of 3,591,784 shares of Class A common stock. This information is based on the Schedule 13G filed with the SEC on February 14, 2019. FMR LLC’s address is 245 Summer Street, Boston, MA 02210.

(8)
The Vanguard Group reports shared power to dispose or direct the disposition of 63,700 of these shares of Class A common stock. This information is based on the Schedule 13G filed with the SEC on February 11, 2019. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Wilmot B. Harkey and Daniel Mack are the managing members of Nantahala Capital Management, LLC and together report shared voting and dispositive power with respect to these shares. This number of shares includes call options exercisable into 1,450,000 shares of Class A common stock. This information is based on the Schedule 13G filed with the SEC on February 14, 2019. The address for each of these reporting persons is 19 Old Kings Highway S, Suite 200 Darien, CT 06820.

(10)
CAS Investment Partners, LLC, Sosin Partners, L.P., and Clifford Sosin report shared voting and dispositive power with respect to 2,167,766 of these shares and Mr. Sosin reports sole voting and dispositive power with respect to 26,738 of these shares. Sosin Partners, L.P. owns an aggregate of 2,167,766 shares of Class A common stock and CAS Investment Partners, LLC, is the investment manager of the fund. As a result, CAS Investment Partners, LLC, possesses the power to vote and dispose or direct the disposition of all the shares owned by the fund. Thus, CAS Investment Partners, LLC, may be deemed to beneficially own a total of 2,167,766 shares. Mr. Sosin is the managing member of CAS Investment Partners, LLC. As a result, Mr. Sosin possesses the power to vote and dispose or direct the disposition of all the shares beneficially owned by CAS Investment Partners, LLC as investment manager of Sosin Partners, L.P. Mr. Sosin disclaims beneficial ownership of any of the shares held by Sosin Partners, L.P. This information is based on the Schedule 13G/A filed with the SEC on February 14, 2019. The address for each of these reporting persons is 8 Wright Street, 1st FL Westport, CT 06880.

(11)
Blackrock, Inc. reports sole power to dispose or direct the disposition of these shares of Class A common stock. This information is based on the Schedule 13G filed with the SEC on February 8, 2019. Blackrock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

(12)
This number includes 71,875 shares of Class A common stock owned directly by Ernest Garcia III, and 13,691 shares of our Class A common stock owned by the Ernest Irrevocable 2004 Trust III. While Ernest Garcia II and Ernest Garcia III are the investment trustees over Ernest Irrevocable 2004 Trust III, the trust is irrevocable and Mr. Garcia II is not a beneficiary. Mr. Garcia III is the sole beneficiary of the Ernest Irrevocable 2004 Trust III. This number also includes 3,997 shares of Class A common stock issuable upon the exercise of options that vest on April 1, 2019, and 3,497 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that vest on April 1, 2019, inclusive of shares to be withheld for tax purposes. This number excludes 14,572 shares of Class A common stock underlying performance-based RSUs that are subject to vesting on the date that performance objectives are achieved, so long as it is achieved prior to April 27, 2027.

(13)
This number includes 3,664,526 shares of Class B common stock owned directly by Mr. Garcia III, and 11,952,000 shares of Class B common stock owned by the Ernest Irrevocable 2004 Trust III, of which Mr. Garcia III is the sole beneficiary. While Ernest Garcia II and Ernest Garcia III are the investment trustees over Ernest Irrevocable 2004 Trust III, the trust is irrevocable and Mr. Garcia II is not a beneficiary. Mr. Garcia III is the sole beneficiary of the Ernest Irrevocable 2004 Trust III. These shares of Class B common stock together with the corresponding LLC Units may be exchanged for 15,616,526 shares of Class A common stock. These shares of Class A common stock represent approximately 10% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time.

(14)
This number includes 120 shares of Class A common stock owned directly by Mr. Jenkins; 869,531 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of February 27, 2019, based on an assumed price of $41.82 per share (the closing price of our Class A common stock on the NYSE on February 27, 2019); 3,747 shares of Class A common stock issuable upon the exercise of options that vest on April 1, 2019; and 3,278 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that vest on April 1, 2019, inclusive of shares to be withheld for tax purposes. This number excludes 13,662 shares of Class A common stock underlying performance-based RSUs that are subject to vesting on the date that performance objectives are achieved, so long as it is achieved prior to April 27, 2027.

(15)
This number includes 120 shares of Class A common stock owned directly by Mr. Huston; 909,531 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of February 27, 2019, based on an assumed price of $41.82 per share (the closing price of our Class A common stock on the NYSE on February 27, 2019); 3,747 shares of Class A common stock issuable upon the exercise of options that vest on April 1, 2019; and 3,278 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that vest on April 1, 2019, inclusive of shares to be withheld for tax purposes. This number excludes 13,662 shares of Class A common stock underlying performance-based RSUs that are subject to vesting on the date that performance objectives are achieved, so long as it is achieved prior to April 27, 2027.

(16)
This number includes 120 shares of Class A common stock owned directly by Mr. Gill; 461,950 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of February 27, 2019, based on an assumed price of $41.82 per share (the closing price of our Class A common stock on the NYSE on February 27, 2019); 3,298 shares of Class A common stock issuable upon the exercise of options that vest on April 1, 2019; and 2,885 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that vest on April 1, 2019, inclusive of shares to be withheld for tax purposes. This number excludes 12,022 shares of Class A common stock underlying performance-based RSUs that are subject to vesting on the date that performance objectives are achieved, so long as it is achieved prior to April 27, 2027.

(17)
This number includes 6,120 shares of Class A common stock owned directly by Mr. Keeton; 404,966 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of

February 27, 2019, based on an assumed price of $41.82 per share (the closing price of our Class A common stock on the NYSE on February 27, 2019); 3,298 shares of Class A common stock issuable upon the exercise of options that vest on April 1, 2019; and 2,885 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that vest on April 1, 2019, inclusive of shares to be withheld for tax purposes. This number excludes 12,022 shares of Class A common stock underlying performance-based RSUs that are subject to vesting on the date that performance objectives are achieved, so long as it is achieved prior to April 27, 2027.

(18)
This number includes 20,000 shares of Class A common stock owned directly by Mr. Platt and 2,500 shares of Class A common stock held directly and jointly by Mr. Platt’s parents. This number also includes 130,667 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of February 27, 2019, based on an assumed price of $41.82 per share (the closing price of our Class A common stock on the NYSE on February 27, 2019); 10,309 options to purchase shares of Class A common stock that vested on April 27, 2018; and 10,310 options to purchase shares of Class A common stock that vest on April 27, 2019. This number excludes 130,612 shares of Class A common stock issuable in exchange for Class B common stock and LLC Units held by Mr. Platt and his dependent son, based on an assumed price of $41.82 per share (the closing price of our Class A common stock on the NYSE on February 27, 2019). These shares of Class A common stock represent less than 1% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time.

(19)	This number includes 10,309 options to purchase shares of Class A common stock that vested on April 27, 2018, and 10,310 options to purchase shares of Class A common stock that vest on April 27, 2019.

(20)
This number includes 30,000 shares of Class A common stock owned directly by Mr. Maroone, 1,000 shares of Class A common stock held directly by the Maroone Family Partnership, LP, an entity controlled by Mr. Maroone that Mr. Maroone disclaims beneficial ownership of except to the extent of his pecuniary interest therein, and 20,000 shares of Class A common stock held directly by the Michael Maroone Family Partnership, LP, an entity controlled by Mr. Maroone. This number also includes 10,309 options to purchase shares of Class A common stock that vested on April 27, 2018, and 10,310 options to purchase shares of Class A common stock that vest on April 27, 2019.

(21)
This number includes 2,915,780 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of February 27, 2019, based on an assumed price of $41.82 per share (the closing price of our Class A common stock on the NYSE on February 27, 2019); 41,236 options to purchase shares of Class A common stock that vested on April 27, 2018; 41,240 options to purchase shares of Class A common stock that vest on April 27, 2019; 21,385 options to purchase shares of Class A common stock that vest on April 1, 2019; and 18,708 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that vest on April 1, 2019, inclusive of shares to be withheld for tax purposes. This number excludes 15,747,138 shares of Class A common stock issuable in exchange for LLC Units held by our executive officers and directors, based on an assumed price of $41.82 per share (the closing price of our Class A common stock on the NYSE on February 27, 2019). These shares of Class A common stock represent approximately 10% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time.